UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2008

BioCryst Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23186	62-1413174
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2190 Parkway Lake Drive, Birmingham, Alabama	35244
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 444-4600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2008, Michael A. Darwin, the Vice President of Finance and Principal Accounting Officer of BioCryst Pharmaceuticals, Inc. (the “Company”), tendered his resignation from employment with the Company, effective December 31, 2008. The company will provide eight months of severance pay and twelve months of paid COBRA. In addition, beginning on December 31, 2008 Mr. Darwin will be provided with a six month consulting agreement to provide the Company with certain financial and SEC regulation support.  Under this consulting agreement he will be paid five hundred dollars ($500) per month for such services.

As a result of this change, the Company has appointed J. Michael Mills, 34, as the Principal Accounting Officer effective December 31, 2008. Mr. Mills has served as Controller of the Company since January 2005. Prior to joining the Company, Mr. Mills served as a Division Controller with Compass Bank from September 2003 to January 2005. Mr. Mills began his career with Ernst & Young in September 1997 and served as Manager from October 2002 to August 2003.

There are no family relationships between Mr. Mills and any director or executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2008	BioCryst Pharmaceuticals, Inc.

	By:	/s/ Alane Barnes
Alane Barnes
General Counsel, Corporate Secretary